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                                                                     EXHIBIT 5


                                April 1, 1997


Board of Directors
Community Financial Group, Inc.
401 Church Street
Nashville, TN 37219

Re:      Issuance of Shares of Common Stock of
         Community Financial Group, Inc. in
         Connection with the Exercise of Warrants and Options

Ladies and Gentlemen:

We have represented Community Financial Group, Inc. (CFGI") as special counsel in connection with the preparation and filing of a Registration Statement on Form S-2 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering shares of CFGI's $6.00 par value common stock under the Securities Act of 1933, as amended (the "Shares"). The Shares are to be issued only upon the exercise of outstanding warrants and options of CFGI.

It is our opinion that if and when outstanding warrants and options are properly exercised in accordance with the terms of the Warrant Agreement and the Option Agreements, the shares will be legally issued, fully paid, and nonassessable. This opinion does not pass upon the matter of compliance with "Blue Sky" laws or similar laws relating to the sale or distribution of the shares. This opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated.

This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other person whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized, or quoted by, or delivered or disclosed to, in whole or in part, any other person, corporation, entity, or governmental authority without, in each instance, the prior written consent of this firm.




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Board of Directors
April 1, 1997
Page Two



We are members of the Tennessee Bar and do not hold ourselves out as experts on the laws of any other state.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and the Prospectus forming a part thereof under the caption "Legal Opinions". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

Yours very truly,



/s/ Gerrish & McCreary, P.C.


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